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Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

24/7 MEDIA, INC.

        24/7 Media, Inc., a Delaware corporation (the 'Corporation'), hereby certifies as follows:

        FIRST:    At a duly held meeting, the board of directors of the Corporation adopted resolutions proposing and declaring it advisable that the Certificate of Incorporation of the Corporation be amended as follows:

  (a)
  By striking the first sentence of Article Fourth and substituting in lieu thereof the following sentence:

    The Corporation shall have the authority to issue an aggregate of 150,000,000 (one hundred fifty million) shares, consisting of 140,000,000 (one hundred forty million) shares of common stock, par value $.01 per share, and 10,000,000 (ten million) shares of preferred stock, par value $.01 per share.

        SECOND:    The stockholders of the Corporation have duly adopted the foregoing amendment at a Special Meeting of the Stockholders duly called and held on June 27, 2000, in accordance with the provisions of the Section 222 of the General Corporation Law of Delaware.

        THIRD:    Such amendment to the Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of Delaware.

        FOURTH:    Such amendment to the Certificate of Incorporation shall be effective on and as of the date of filling of this Certificate of Amendment with the office of the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its name by Mark Moran, its Senior Vice President and General Counsel, and attested to by Megan Hurley, its Vice President and Associate General Counsel, this 28th day of June, 2000, and the statements contained herein are affirmed as true under penalties of perjury.

24/7 MEDIA, INC.
By:	/s/ MARK MORAN
	Name:	Mark Moran
	Title:	Senior Vice President and General Counsel
ATTEST:
By:	/s/ MEGAN HURLEY
	Name:	Megan Hurley
	Title:	Vice President and Associate General Counsel

CERTIFICATE OF OWNERSHIP AND MERGER

OF

24/7 REAL MEDIA, INC.

(a Delaware corporation)

WITH AND INTO

24/7 MEDIA, INC.

(a Delaware corporation)

Pursuant to Section 253 of the
General Corporation Law
of the State of Delaware

        24/7 Media, Inc., a corporation organized and existing under the laws of Delaware (the "Corporation"), does hereby certify:

        FIRST:    That the Corporation owns all of the outstanding shares of each class of stock of 24/7 Real Media, Inc., a Delaware corporation incorporated on the 6th day of November, 2001, pursuant to the Delaware General Corporation Law.

        SECOND:    That the Corporation, by the following resolutions of its Board of Directors, duly adopted on November 6, 2001, determined to and did merge into itself said 24/7 Real Media, Inc., by the adoption thereof:

          RESOLVED, that Corporation merge, and it hereby does merge, into itself 24/7 Real Media, Inc. and assumes all of its obligations.

          RESOLVED, that said merger will become effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

          RESOLVED, that upon effectiveness of said merger, the name of the Corporation shall be changed to 24/7 Real Media, Inc. and Article FIRST of the Certificate of Incorporation of the Corporation, as heretofore amended, shall be amended to read as follows:

            "FIRST: The name of this corporation is 24/7 Real Media, Inc."

            RESOLVED, that except for the foregoing amendment to Article FIRST, the Certificate of Incorporation, as previously amended, shall remain unchanged by the merger and in full force and effect until further amended in accordance with the Delaware General Corporation Law.

            RESOLVED, that the officers of the Corporation be, and they hereby are, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to so merge 24/7 Real Media, Inc. and to assume its obligations, and to so change the name of the Corporation, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger and change of name.

[End of Text]

[Execution Page]

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by its duly authorized officer, this 8th day of November, 2001.

24/7 MEDIA, INC.
By:	/s/ MARK E. MORAN
Name: Mark E. Moran
Title: Senior Vice President And Secretary

2

CERTIFICATE OF INCREASE

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

24/7 REAL MEDIA, INC.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

        24/7 Real Media, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151(g) thereof, DOES HEREBY CERTIFY:

        That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors of the Company has adopted the following resolution increasing the number of shares of Series A Convertible Preferred Stock of the Company:

          RESOLVED: That pursuant to the authority expressly granted and vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, the number of shares of the series of Preferred Stock of the Company designated as Series A Convertible Preferred Stock be, and hereby is, increased from 700,000 shares to 800,000 shares; and that the appropriate officers of the Company be and hereby are authorized and directed in the name and on behalf of the Company to execute and file a Certificate of Increase with the Secretary of State of the State of Delaware increasing the number of shares constituting the Series A Convertible Preferred Stock from 700,000 to 800,000 and to take any and all other actions deemed necessary or appropriate to effectuate this resolution.

        IN WITNESS WHEREOF, the Company has caused this Certificate of Increase to be executed by its duly authorized officer on this 12th day of September, 2002.

24/7 REAL MEDIA, INC.
By:	/s/ DAVID J. MOORE Name: David J. Moore Title: Chief Executive Officer

CERTIFICATE OF INCREASE

OF

SERIES C CONVERTIBLE PREFERRED STOCK

OF

24/7 REAL MEDIA, INC.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

        24/7 Real Media, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151(g) thereof, DOES HEREBY CERTIFY:

        That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors of the Company has adopted the following resolution increasing the number of shares of Series C Convertible Preferred Stock of the Company:

          RESOLVED: That pursuant to the authority expressly granted and vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, the number of shares of the series of Preferred Stock of the Company designated as Series C Convertible Preferred Stock be, and hereby is, increased from 500,000 shares to 725,000 shares; and that the appropriate officers of the Company be and hereby are authorized and directed in the name and on behalf of the Company to execute and file a Certificate of Increase with the Secretary of State of the State of Delaware increasing the number of shares constituting the Series C Convertible Preferred Stock from 500,000 to 725,000 and to take any and all other actions deemed necessary or appropriate to effectuate this resolution.

        IN WITNESS WHEREOF, the Company has caused this Certificate of Increase to be executed by its duly authorized officer on this 4th day of June, 2003.

24/7 REAL MEDIA, INC.
By:	/s/ MARK E. MORAN Name: Mark E. Moran Title: Executive Vice President

CERTIFICATE OF INCREASE

OF

SERIES C-1 CONVERTIBLE PREFERRED STOCK

OF

24/7 REAL MEDIA, INC.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

        24/7 Real Media, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151(g) thereof, DOES HEREBY CERTIFY:

        That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors of the Company has adopted the following resolution increasing the number of shares of Series C-1 Convertible Preferred Stock of the Company:

          RESOLVED: That pursuant to the authority expressly granted and vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, the number of shares of the series of Preferred Stock of the Company designated as Series C-1 Convertible Preferred Stock be, and hereby is, increased from 500,000 shares to 725,000 shares; and that the appropriate officers of the Company be and hereby are authorized and directed in the name and on behalf of the Company to execute and file a Certificate of Increase with the Secretary of State of the State of Delaware increasing the number of shares constituting the Series C-1 Convertible Preferred Stock from 500,000 to 725,000 and to take any and all other actions deemed necessary or appropriate to effectuate this resolution.

        IN WITNESS WHEREOF, the Company has caused this Certificate of Increase to be executed by its duly authorized officer on this 4th day of June, 2003.

24/7 REAL MEDIA, INC.
By:	/s/ MARK E. MORAN Name: Mark E. Moran Title: Executive Vice President

CERTIFICATE OF AMENDMENT OF RESTATED
CERTIFICATE OF INCORPORATION OF
24/7 REAL MEDIA, INC.
(A DELAWARE CORPORATION)

24/7 Real Media, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

FIRST: At a duly held meeting, the board of directors adopted resolutions proposing and declaring it advisable that the Certificate of Incorporation of the Corporation be amended as follows:

    (a)  By striking the first sentence of Article Fourth and substituting in lieu thereof the following sentence:

    The Corporation shall have the authority to issue an aggregate of 360,000,000 (three hundred sixty million) shares, consisting of 350,000,000 (three hundred fifty million) shares of common stock, par value $.01 per share, and 10,000,000 (ten million) shares of preferred stock, par value $.01 per share.

SECOND: The stockholders of the Corporation have duly adopted the foregoing amendment at a Special Meeting of the Stockholders duly called and held on July 29, 2003, in accordance with the provisions of the Section 222 of the General Corporation Law of Delaware.

THIRD: Such amendment to the Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of Delaware.

FOURTH: Such amendment to the Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its name by its authorized officer, and attested to by its Secretary, this day of            , 2003.

24/7 REAL MEDIA, INC.
By:	/s/ DAVID J. MOORE David J. Moore President
Attest:
By:	/s/ MARK E. MORAN Mark E. Moran Secretary

CERTIFICATE OF AMENDMENT OF RESTATED
CERTIFICATE OF INCORPORATION OF
24/7 REAL MEDIA, INC.
(A DELAWARE CORPORATION)

        24/7 Real Media, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        FIRST: ARTICLE FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to add the following paragraph at the end of ARTICLE FOURTH:

        "Effective at 11:59 p.m. Eastern Standard Time on the date of filing of this Certificate of Amendment to the Certificate of Incorporation of this Corporation with the Secretary of the State of Delaware, every five outstanding shares of Common Stock of the Corporation shall be combined into and automatically become one outstanding share of Common Stock of the Corporation. The number of authorized shares of the Corporation, and the par value of the Common Stock of the Corporation, shall remain as set forth in this Certificate of Incorporation. No scrip or fractional shares will be issued by reason of this amendment. A holder otherwise entitled to receive a fractional share as a result of such combination shall receive instead one validly issued, fully paid and nonassessable share of Common Stock of the Corporation as of the effective date of the foregoing combination."

        SECOND: The foregoing amendments to the Restated Certificate of Incorporation of the Corporation were duly adopted and approved in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer and attested by its Secretary this 26th day of February, 2004.

24/7 REAL MEDIA, INC.
By:	/s/ DAVID J. MOORE David J. Moore Chairman and Chief Executive Officer
Attest:
By:	/s/ MARK E. MORAN Mark E. Moran Secretary

QuickLinks

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF 24/7 MEDIA, INC.
CERTIFICATE OF OWNERSHIP AND MERGER OF 24/7 REAL MEDIA, INC. (a Delaware corporation) WITH AND INTO 24/7 MEDIA, INC. (a Delaware corporation)
CERTIFICATE OF INCREASE OF SERIES A CONVERTIBLE PREFERRED STOCK OF 24/7 REAL MEDIA, INC.
CERTIFICATE OF INCREASE OF SERIES C CONVERTIBLE PREFERRED STOCK OF 24/7 REAL MEDIA, INC.
CERTIFICATE OF INCREASE OF SERIES C-1 CONVERTIBLE PREFERRED STOCK OF 24/7 REAL MEDIA, INC.
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF 24/7 REAL MEDIA, INC. (A DELAWARE CORPORATION)
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF 24/7 REAL MEDIA, INC. (A DELAWARE CORPORATION)